                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission Only
[X]  Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                         CAPITAL PACIFIC HOLDINGS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

                             STEVEN O. SPELMAN, JR.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 15, 1999

     The Annual Meeting of Stockholders (the "Meeting") of Capital Pacific Holdings, Inc. (the "Company") will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California on July 15, 1999 at 9:00 a.m. (Pacific Daylight Savings Time) for the following purposes:

     1. To elect directors whose terms expire at the Meeting; and

     2. To consider such other matters as may properly come before the Meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on June 10, 1999, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Company's stock transfer books will remain open.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly. All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors
                                          [SIG]
                                          STEVEN O. SPELMAN, JR.
                                          Corporate Secretary

June 15, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                         CAPITAL PACIFIC HOLDINGS, INC.
                            4100 MACARTHUR BOULEVARD
                                   SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 15, 1999
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capital Pacific Holdings, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on July 15, 1999, and at any adjournment thereof, for the purposes set forth herein. All properly completed proxies will be voted in the manner specified therein, if no choice as to Proxy Item No. 1 (Election of Directors) is specified, proxies will be voted for the election to the Board of Directors of the nominees listed below under "ELECTION OF DIRECTORS." Any proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it or by delivering a duly executed proxy bearing a later date to the Secretary of the Company. A stockholder may elect to attend the Meeting and vote in person notwithstanding the fact that such stockholder has a proxy outstanding.

     The Board of Directors has established June 10, 1999, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, there were outstanding and entitled to vote 13,947,511 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), with each share being entitled to one vote.

     The Company intends to mail this Proxy Statement and the accompanying form of proxy to stockholders on or about June 15, 1999. Copies of the Company's 1999 Annual Report will be mailed to the Company's stockholders along with this Proxy Statement.

                    ELECTION OF DIRECTORS (PROXY ITEM NO. 1)

     The Company's Board of Directors is comprised of four directors, each of whom are to serve until the next meeting at which directors are elected. At the Meeting, four persons will be elected to serve as directors.

     Each of the nominees listed below is currently a director and has been nominated by the Board to serve as a director of the Company until the next annual meeting of the stockholders of the Company following his election. When properly executed and returned, the enclosed proxy will be voted in favor of the election of each of the nominees, unless authority to vote for a nominee is withheld. In the event that a nominee is unable to serve (an event which is not anticipated) or does not receive sufficient votes to be elected, then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, in his best judgment, for such other person as he may select in place of such nominee.

     The following table sets forth the name, age, and background information concerning the nominees. Information regarding the nominee's ownership of Common Stock appears under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

                                    DIRECTOR
            NAME              AGE    SINCE                    INFORMATION ABOUT NOMINEES
            ----              ---   --------                  --------------------------
Hadi Makarechian              51      1992     Mr. Makarechian has been Chairman of the Board of the
                                               Company since August, 1992 and served as Chief Executive
                                               Officer of the Company from March, 1993 until May, 1996
                                               and since January 1998. Mr. Makarechian has also served
                                               as President of the Company since January 1999. Mr.
                                               Makarechian was the founder and chairman of Capital
                                               Pacific Homes Inc., a real estate development firm
                                               located in Newport Beach, California, until it was
                                               merged into the Company in 1994.
Karlheinz M. Kaiser           40      1993     Mr. Kaiser is a principal with Christinger Partner AG, a
                                               printing company in Switzerland. From August of 1992
                                               through December 1994 Mr. Kaiser was a management
                                               consultant with Friedli & Partner, a management
                                               consulting firm in Switzerland.
Allan L. Acree                56      1992     Mr. Acree is a principal in A.L. Acree & Associates, a
                                               real estate consulting firm based in Rockville,
                                               Maryland. Prior to forming A.L. Acree & Associates in
                                               1989, Mr. Acree was Vice President and Regional Manager
                                               of Goldome Realty Credit Corporation.
William A. Funk               58      1994     Effective March 1, 1999, Mr. Funk assumed the position
                                               of Senior Vice President, Commercial Development at the
                                               Company. Prior to that, Mr. Funk was Senior Vice
                                               President with Holmes & Narver, an international
                                               engineering, design and construction company based in
                                               Orange, California. Until June 1997, Mr. Funk was a
                                               principal and the Vice President and Manager of The
                                               Austin Company, an international design and construction
                                               firm based in Cleveland, Ohio. Except for the period
                                               described below, Mr. Funk served in various positions
                                               with The Austin Company for over 25 years. From May 1984
                                               to June 1985, Mr. Funk was a Vice President and Manager
                                               of the Carlson Group, a design and construction firm in
                                               Boston, Massachusetts.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; DIRECTORS' COMPENSATION

     Each member of the Board of Directors of the Company who is not also an officer of the Company is compensated at a rate of $5,000 per year, plus $1,000 for each meeting of the Board which he attends, and is reimbursed for the expenses of attending meetings. The Board of Directors held ten meetings during the fiscal year ended February 28, 1999.

     The Board of Directors has a standing Executive Committee whose current members are Hadi Makarechian and William A. Funk. Messrs. Makarechian and Funk are not compensated for serving on the Executive Committee.

     The Board of Directors has a standing Audit Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $3,000 per year for participating on the Audit Committee. The Audit Committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee held two meetings during the fiscal year ended February 28, 1999.

     The Board of Directors has a standing Compensation Committee whose current members are Allan L. Acree and Karlheinz M. Kaiser. Messrs. Acree and Kaiser each receive $1,000 for each meeting attended. The primary function of the Compensation Committee is to advise the Board of Directors with respect to all matters relating to executive compensation. The Compensation Committee held two meetings for the fiscal year ended February 28, 1999.

     The Board of Directors does not have a standing nominating committee or other standing committees performing similar functions.

     Each current director who was a director at the time of such meetings attended at least 75% of the total of the Board meetings and meetings of the committees of the Board of which he is a member.

                               EXECUTIVE OFFICERS

     In addition to Messrs. Makarechian and Funk, the Company's executive officers are as follows:

          NAME AND POSITION                                     INFORMATION ABOUT
            WITH COMPANY               AGE                      EXECUTIVE OFFICERS
          -----------------            ---                      ------------------
Stephen P. Couig                       33    Mr. Couig joined the Company in January 1997 and assumed
  Senior Vice President,                     his current position in May 1999. Prior to joining the
  Residential Division                       Company he served as Executive Vice President in charge
                                             of acquisitions for Troon Golf, a Scottsdale, AZ based
                                             golf course owner and operator. After receiving his MBA
                                             from Dartmouth College in 1993 he was, until 1996, an
                                             Associate at Morgan Stanley in the Equity Capital
                                             Markets department focusing on business development
                                             opportunities.
Paul P. Makarechian                    25    Mr. Makarechian joined the Company in January 1997 and
  Senior Vice President,                     was promoted to Vice President, Acquisitions and Finance
  Commercial Division                        in January 1998. He assumed his current position in
                                             April 1999. Prior to joining the Company, Mr.
                                             Makarechian worked as a financial analyst for McFarland,
                                             Dewey & Company. Mr. Makarechian is the son of Hadi
                                             Makarechian, the Chairman of the Board and Chief
                                             Executive Officer of the Company.
Steven O. Spelman, Jr.                 38    Mr. Spelman joined the Company in November 1997 as Vice
  Senior Vice President,                     President, Finance and assumed the Chief Financial
  Chief Financial Officer and                Officer position in January 1998. He was named Corporate
  Corporate Secretary                        Secretary in September 1998 and promoted to Senior Vice
                                             President in April 1999. Prior to joining the Company,
                                             Mr. Spelman served with Arthur Andersen LLP for thirteen
                                             years, most recently as a Senior Audit Manager, after
                                             receiving his MBA from the University of Southern
                                             California in 1984.
Marquis L. Cummings                    60    Prior to assuming his current position in January 1998,
  Vice President                             Mr. Cummings served as Vice President, Finance, Chief
  and Treasurer                              Financial Officer and Secretary from January 1997 until
                                             January 1998. In addition, effective March 1999, Mr.
                                             Cummings assumed the position of President, Southern
                                             California Coastal Division. Previously, Mr. Cummings
                                             was Vice President, Finance and Administration for the
                                             San Diego division of the Company from August 1987 until
                                             February 1991. He then served as Vice President of the
                                             Company until October 1993 when he assumed the position
                                             of Vice President, Sales and Marketing. In May 1994 Mr.
                                             Cummings assumed the position of Director of Subsidiary
                                             Operations, Nevada. In April 1995 Mr. Cummings returned
                                             to California as Vice President. From March 1996 until
                                             January 1997, Mr. Cummings served as the Company's Vice
                                             President, Finance.
Tim Hamilton                           44    Mr. Hamilton joined the Company as Vice President, Sales
  Vice President, Sales, Marketing           and Marketing in May 1994. Since 1989 Mr. Hamilton had
  and                                        been a consultant to the real estate industry. Prior to
  Product Development -- Southern            establishing his consulting firm Mr. Hamilton spent more
  California                                 than 13 years with British homebuilder Barratt
                                             Developments PLC, including seven years as Vice
                                             President of Sales and Marketing for their American
                                             division in Irvine, California.

     All executive officers serve at the pleasure of the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid during the fiscal years ended February 28, 1999, February 28, 1998 and February 28, 1997 to each of the five most highly compensated executive officers of the Company in all capacities in which they served, and such other individuals as are required to be disclosed.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMPENSATION
                                          ANNUAL COMPENSATION    ----------------------
                                 FISCAL   --------------------    NUMBER OF SECURITIES       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS       UNDERLYING OPTIONS     COMPENSATION(C)
  ---------------------------    ------   --------    --------   ----------------------   ---------------
Hadi Makarechian...............   1999    $284,896    $312,560(a)             --               $180
  Chairman and Chief              1998     270,625          --               --                 204
  Executive Officer               1997     257,500     190,426(b)             --                252
Dale Dowers....................   1999     260,938     100,000(a)             --                180
  Former President and            1998     270,625          --               --                 204
  Chief Operating Officer(d)      1997     257,500     192,455(b)             --                252
Tim Hamilton...................   1999     148,250     123,900           10,000                 180
  Vice President, Sales,          1998     143,000      55,750               --                 204
  Marketing and Product           1997     143,000      42,250               --                 252
  Development --
  Southern California
Stephen P. Couig...............   1999     175,000      67,500           15,000                 180
  Senior Vice President,          1998     155,208      42,500               --                 204
  Residential Division            1997      21,634(e)       --               --                  34
Steven O. Spelman, Jr. ........   1999     157,500      57,500           15,000                 180
  Senior Vice President,          1998      46,875(f)    1,250(f)             --                 68
  Chief Financial Officer         1997          --          --               --                  --
  and Corporate Secretary
Marquis L. Cummings............   1999     138,875      49,000            7,500                 180
  Vice President and              1998     135,000      55,750               --                 204
  Treasurer                       1997     112,083      13,059               --                 204

---------------
(a) Bonuses were earned in FY 1999 but were paid in FY 2000.

(b) Bonuses were earned in FY 1997 but were paid in FY 1998.

(c) Represents premiums paid by the Company for term life insurance for the benefit of the insured.

(d) Mr. Dowers resigned his position as President and Chief Operating Officer of the Company effective January 29, 1999.

(e) Represents amounts paid for the period January 1997 through February 1997.

(f) Represents amounts paid for the period November 1997 through February 1998.

STOCK OPTIONS

     Effective February 28, 1995, the Company, as approved by the stockholders of the Company in July 1995, adopted the 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan permits a committee designated by the Board of the Company to make awards to key employees and directors of the Company and its subsidiaries. Subject to various restrictions, awards could be in the form of stock options, restricted or unrestricted stock, stock appreciation rights or a combination of the above. The maximum number of shares or share equivalents that may be awarded under the 1995 Plan is 1,500,000. In February 1999, the Board of Directors approved a grant of 256,000 stock options under the Plan. The grants were effective on February 8, 1999. The stock underlying all of the option grants is the Company's Non-Voting Common Stock, par value $.10 per share. As of June 15, 1999, there is no Non-Voting Common Stock outstanding. Since there is no market for the Non-Voting Common Stock, the value of such Non-Voting Common Stock for purposes of calculating the value of the options (solely for purposes of this Proxy Statement) is assumed to be the market price of the Company's publicly traded voting common stock.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                           PRICE APPRECIATION FOR
                                                  INDIVIDUAL GRANTS(1)                         OPTION TERM(3)
                                 -------------------------------------------------------   ----------------------
                                                    PERCENT OF
                                    NUMBER OF      TOTAL OPTIONS
                                   SECURITIES       GRANTED TO     EXERCISE
                                   UNDERLYING        EMPLOYEES     OR BASE
                                 OPTIONS GRANTED     IN FISCAL      PRICE     EXPIRATION
             NAME                      (#)             YEAR         ($/SH)       DATE       5%($)         10%($)
             ----                ---------------   -------------   --------   ----------   --------      --------
Hadi Makarechian...............            (2)           --            --           --          --            --
Tim Hamilton...................      10,000             3.9          2.75       2/8/09      17,300        43,800
Stephen P. Couig...............      15,000             5.9          2.75       2/8/09      25,950        65,700
Steven O. Spelman, Jr. ........      15,000             5.9          2.75       2/8/09      25,950        65,700
Marquis L. Cummings............       7,500             2.9          2.75       2/8/09      12,975        32,850

---------------
(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company's assets. All stock options were granted at the closing market price of the Company's voting shares on the date of grant.

(2) Under the existing 1995 Stock Incentive Plan, Hadi Makarechian is not eligible to receive stock options.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

                         FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                                AT FISCAL YEAR END            AT FISCAL YEAR END
                                                                      (#)(1)                        ($)(3)
                         SHARES ACQUIRED                    ---------------------------   ---------------------------
         NAME            ON EXERCISE(#)    VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------   --------------   -----------   -------------   -----------   -------------
Hadi Makarechian.......        --               --                (2)            --           --               --
Tim Hamilton...........        --               --              --           10,000           --            2,500
Stephen P. Couig.......        --               --              --           15,000           --            3,750
Steven O. Spelman,
  Jr. .................        --               --              --           15,000           --            3,750
Marquis L. Cummings....        --               --              --            7,500           --            1,875

---------------
(1) The nonqualified stock options granted by the Board are scheduled to vest at a rate of 33 1/3% per year over the first three years and to lapse after ten years unless sooner exercised or forfeited. All stock options will vest immediately in the event of either (i) a merger in which the Company does not survive or (ii) a sale of all or substantially all of the Company's assets. All stock options were granted at the closing market price of the Company's voting shares on the date of grant.

(2) Under the existing 1995 Stock Incentive Plan, Hadi Makarechian is not eligible to receive stock options.

(3) Calculated per share by subtracting the exercise price from the market price of the Company's voting shares on February 28, 1999.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     None of the executive officers is currently working under an employment contract.

COMPENSATION COMMITTEE DETERMINATION ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the Company's general compensation policies, compensation plans, and specific compensation levels for the Company's Chief Executive Officer and any other executive officer which may in the future be specifically designated by the Board of Directors. Historically, the Committee has also had responsibility for compensation decisions for the position of Chief Operating Officer of the Company, a position which does not at this time exist at the Company due to the recent resignation of the President of the Company and the assumption of the additional title of President by the Chief Executive Officer. The Compensation Committee also reviews the design, administration and effectiveness of compensation programs for other key executives. The general policy and philosophy of the Compensation Committee is to provide total compensation opportunities that are competitive with the opportunities offered to executives in similar positions at competing companies and that compensation with a strong link to the financial performance of the Company enables the Company to attract and retain the key personnel necessary to fuel continued growth and profitability.

     The Committee has examined the compensation of the executives of comparatively placed homebuilders to determine whether or not the compensation of the Company's Chief Executive Officer is within the range of his peers. In undertaking such examination, the Committee has sought publicly available information regarding homebuilders which are at a similar stage in their growth and development to that of the Company and therefore compete for the same executive personnel.

PERFORMANCE BASED COMPENSATION

     The Committee has reviewed the diversification of the Company's activities among various geographic areas and to certain non-homebuilding functions, particularly including commercial and real estate development activities. In light of the Company's Chief Executive Officer's continued responsibilities, including over its newer activities, it was determined to leave his performance based compensation of four percent (4%) of the pre-tax income of the Company for fiscal year 1999, in light of existing contractual restrictions on increasing the basis of the Chief Executive Officer's compensation.

     Section 162(m) of the Internal Revenue Code of 1986 limits deductions for certain executive compensation in excess of $1 million. The Code permits deduction of compensation in excess of $1 million only if it is performance based, the criteria for award are specified in detail, and stockholder approval is obtained prior to payment. The policy of the Company is to maintain the tax deductibility of all compensation paid to its executives. The annual cash bonus has been structured to meet the requirements for deductibility. While the Compensation Committee does not anticipate any payments exceeding $1 million under the compensation structure it has approved, any such payments will be contingent upon shareholder approval.

BASE SALARY

     The annualized base salary of the Chief Executive Officer was $287,500 for Fiscal Year 1999. The Committee has determined to recommend an increase of $14,375 to $301,875 for Fiscal Year 2000, the maximum permitted by the contractual restrictions on the compensation payable to the Chief Executive Officer.

          /s/ KARLHEINZ M. KAISER                               /s/ ALLAN L. ACREE
--------------------------------------------       --------------------------------------------
            Karlheinz M. Kaiser                                   Allan L. Acree

Dated: February 9, 1999

                               PERFORMANCE GRAPH

     The following graph shows a five year comparison of cumulative total returns for Capital Pacific Holdings Inc., American Stock Exchange Market Value Index and Dow Jones Home Construction Industry Group.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                     CAPITAL PACIFIC
                                                     HOLDINGS, INC.             PEER GROUP INDEX            AMEX MARKET INDEX
                                                     ---------------            ----------------            -----------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    70.00                       74.18                       91.73
'1996'                                                   100.00                       97.73                      111.07
'1997'                                                    70.00                      105.00                      118.34
'1998'                                                    96.67                      171.48                      141.02
'1999'                                                    80.00                      140.25                      137.87

---------------
(1) The above graph compares the performance of Capital Pacific Holdings, Inc. with that of the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

(2) The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on March 1, 1994 in each of Capital Pacific Holdings, Inc., the American Stock Exchange Market Value Index and the Dow Jones Home Construction Industry Group.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth as of June 10, 1999, the number of shares of Common Stock beneficially owned by each person known to the Company to own more than five percent (5%) of the outstanding shares of Common Stock, by each director of the Company or nominee who owned shares of Common Stock on that date, by each of the officers that are among the five most highly compensated officers of the Company, and by all directors and officers of the Company as a group.

                                                             COMMON STOCK         PERCENT OF
                   NAME AND ADDRESS                      BENEFICIALLY OWNED(1)     CLASS(1)
                   ----------------                      ---------------------    ----------
CPH2, L.L.C. ..........................................        4,113,657             29.5%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
CPH3, L.L.C. ..........................................        4,640,694             33.3%
  4100 MacArthur Boulevard, Suite 200
  Newport Beach, California, 92660
Hadi Makarechian.......................................        7,079,614(2)          50.8%
  4100 MacArthur Boulevard, Suite 200,
  Newport Beach, California 92660
California Housing Finance, L.P........................        2,809,851(3)          20.1%
  One Maritime Plaza, Suite 1325
  San Francisco, California 94111
Dale Dowers............................................        1,674,737(4)          12.0%
  4270 South Decatur, Suite A-7,
  Las Vegas, Nevada 89103
All Directors and Officers of the Corporation as a
  Group
  (11 persons).........................................        8,754,451             62.8%

---------------
(1) Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares. The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days, and that no other warrants, options or rights to subscribe have been exercised by anyone else.

(2) Includes 2,438,920 shares of Common Stock held by CPH2, L.L.C., in which Mr. Makarechian may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. and 4,640,694 shares of Common Stock held by CPH3, L.L.C. in which Mr. Makarechian may be deemed to have a beneficial interest due to his ownership in CPH3, L.L.C. Mr. Makarechian and Mr. Dowers as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation.

(3) The number of shares beneficially owned by California Housing Finance, L.P. is subject to adjustment based on contractual arrangements between the Company and California Housing Finance, L.P.

(4) Includes 1,674,737 shares of Common Stock held by CPH2, L.L.C., in which Mr. Dowers may be deemed to have a beneficial ownership interest due to his ownership interest in CPH2, L.L.C. Mr. Dowers and Mr. Makarechian as a group could be deemed beneficial owners of 8,754,351 shares of stock in the Corporation. Mr. Dowers is the former President and Chief Operating Officer of the Corporation.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH
                       OFFICERS, DIRECTORS AND AFFILIATES

     The Company's policy is that all transactions between the Company and its officers, directors and principal stockholders, and their respective affiliates, must be on terms no less favorable to the Company than terms with unaffiliated parties for similar transactions. All such transactions that are not in the ordinary course of the Company's business must be approved by a majority of independent directors who do not have a financial interest in the transaction.

     Mr. Spelman, an officer of the Company, purchased a home from one of the Company's joint ventures in fiscal 1999 for $780,000.

     Paul Makarechian is Senior Vice President of the Commercial Division for the Company and is the son of Hadi Makarechian, the Company's Chairman and CEO. Paul Makarechian received $75,000 in base salary and $57,500 in bonus compensation for his services to the Company in fiscal 1999.

     During fiscal 1999, the Company paid approximately $207,000 to a company which is 40% owned by Cyrus Makarechian, son of Hadi Makarechian, for services rendered in connection with website design and maintenance and the development of virtual reality home tour models. In addition, this company paid approximately $15,000 in rent for office space leased from the Company during fiscal 1999.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ended February 28, 1999, and it is anticipated that Arthur Andersen LLP will be approved to serve as such for the current fiscal year.

     Representatives of Arthur Andersen LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders of the Company, and who wishes to have such proposal included in the proxy statement and form of proxy prepared by the management of the Company for that meeting, must notify the Company in writing not later than February 29, 2000. The notice should be directed to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

     Proxies may be solicited on behalf of the Company by its officers and employees, who will receive no additional compensation for such services, through the mail, in person, and by telephone and by other telecommunication methods. The cost of such solicitation will be borne by the Company. Brokers, custodians, and other fiduciaries will be required to forward the Company's proxy solicitation materials to the beneficial owners of Common Stock held in their names, and the Company will reimburse such fiduciaries for the out-of-pocket expenses incurred by them in connection with such activities.

     The Company's Annual Report for the fiscal year ended February 28, 1999 is being delivered to shareholders together with this Proxy Statement. Copies of the annual report on Form 10-K for the fiscal year ended February 28, 1999 as filed with the Securities and Exchange Commission (except for the Exhibits thereto) may be obtained, free of charge, upon written request by any stockholder delivered to Capital Pacific Holdings, Inc., 4100 MacArthur Boulevard, Suite 200, Newport Beach, California 92660, Attention: Steven O. Spelman, Jr., Senior Vice President, Chief Financial Officer and Corporate Secretary. Copies of all exhibits to the annual report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

     THE COMPANY'S MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors knows of no matters other than the election of directors to be brought before the Meeting. However, if any other matter should be presented for consideration, it is the intention of the persons named as proxies in the enclosed form of Proxy to vote the Proxy in accordance with their judgment.

                                          By Order of the Board of Directors

                                          [SIG]
                                          STEVEN O. SPELMAN, JR.
                                          Corporate Secretary

Dated: June 15, 1999

                         CAPITAL PACIFIC HOLDINGS, INC.
PROXY

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                   STOCKHOLDERS TO BE HELD ON JULY 15, 1999.

    The undersigned hereby appoints Marquis L. Cummings and Steven O. Spelman, Jr., or either of them with individual power of substitution, proxies to vote all shares of Common Stock of Capital Pacific Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on July 15, 1999, and at all adjournments thereof, as follows:

1. ELECTION OF DIRECTORS

   Hadi Makarechian, Allan L. Acree, Karlheinz M. Kaiser, William A. Funk

   [ ] FOR all nominees listed above                       [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary below)                for all nominees listed above.

   (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

   If no preference is indicated, this proxy will be voted "FOR" the nominees.

2. In accordance with their best judgment upon such other matters as may properly come before the Meeting.

                                                    ------------------------
                                                    Signature of Stockholder


                                                    ------------------------
                                                    Signature of Stockholder

                                                 IMPORTANT: Please sign this
                                                 Proxy exactly as your name or
                                                 names appear hereon. If shares
                                                 are held by more than one
                                                 owner, each must sign.
                                                 Executors, administrators,
                                                 trustees, guardians, and others
                                                 signing in a representative
                                                 capacity should give their full
                                                 titles.

                                                 DATED: ________________, 1999

                           BE SURE TO DATE THIS PROXY